SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 26, 2017 (April 18, 2017)

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This amended current report on Form 8-K is being filed to attach as Exhibit 16.1 a letter from the dismissed auditor, KSP GROUP, INC. and to note that the registrant has requested a review of the previously announced determination of The Nasdaq Stock Exchange LLC. In addition, this amendment reflects that KSP GROUP, INC. has notified the registrant that it believes a reportable disagreement under Item 304(a)(1)(iv) of Regulation S-K existed at the time of termination.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)       Effective April 18, 2017, the registrant dismissed KSP GROUP, INC. (“KSP”) as its independent auditors.  This action was approved by the Audit Committee of the registrant’s Board of Directors (the “Board”), and ratified by the Board. KSP has not issued an audit report or other opinion on any of the financial statements of the registrant, so there was no adverse opinion, disclaimer, qualification or modification as described in Item 304(a)(1)(ii) of Regulation S-K.

As noted above, KSP has advised the registrant that KSP believes a disagreement existed with the registrant at the time KSP was advised of its dismissal. Specifically, KSP believes that the registrant needed to obtain a valuation report from an independent valuation firm to assess whether certain assets reflected in the financial statements of the registrant were properly valued at the time of acquisition and net of impairment during subsequent periods. KSP’s position is based on its belief that the significant impairment and loss on disposal recorded during the period ended March 31, 2016 may have occurred prior to that period. KSP discussed the subject matter of this request with management of the registrant but did not discuss the issue with the audit or similar committee of the board of directors or with the board of directors itself. The registrant has authorized the KSP to respond fully to the inquiries of the successor auditor concerning the subject matter of the disagreement.

The registrant provided KSP with a copy of the disclosures contained herein and requested that KSP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KSP agrees with its statements in this Item 4.01. A copy of the letter furnished by KSP in response to such request, is filed as Exhibit 16 to this Form 8-K.

(b)       Effective April 19, 2017, the registrant engaged Wei Wei & Co., LLP, Certified Public Accountants (“Wei”), as its independent auditors to audit the registrant’s financial statements for the year ended June 30, 2016 and to review the registrant’s financial statements for the quarters ended September 30, 2016, December 31, 2016 and March 31, 2017. The decision to engage Wei was recommended by the Audit Committee of the registrant’s Board of Directors.

During the registrant’s two most recent fiscal years and through the date of the engagement of Wei, the registrant did not consult with Wei regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Prior to the engagement of Wei, Wei did not provide the registrant with any written or oral advice that Wei concluded was an important factor considered by the registrant in reaching any decision as to any accounting, auditing or financial reporting issue.

Item 8.01	Other Events

On April 13, 2017, the registrant filed a current report on Form 8-K announcing that it had received a letter dated April 7, 2017 from the NASDAQ Stock Market LLC notifying the registrant that its common stock would be delisted from the NASDAQ Capital Market. The letter provided that the registrant could request a review of the determination by timely submitting an appeal and request a review by the NASDAQ Listing and Hearing Review Council. The registrant requested an appeal and on April 24, 2017, the registrant wired payment to The NASDAQ Stock Market LLC in connection with the requested appeal.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

16.1	Letter from KSP GROUP, INC.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2017	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer